 Exhibit 10(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No.  216 to Registration Statement No 33-26305 on Form N-1A of our report dated February 27, 2012, relating to the financial statements and financial highlights of BlackRock Index Equity Portfolio, one of the portfolios constituting BlackRock FundsSM, (the “Fund”) and of our report dated February 27, 2012, relating to the financial statements and financial highlights of Master S&P 500 Index Series of Quantitative Master Series LLC, appearing in the Annual Report on Form N-CSR of the Fund for the year ended December 31, 2011. We also consent to the references to us under the headings “Financial Highlights” in the Prospectuses and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP
Boston, Massachusetts
April 24, 2012